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Exhibit 10.49

EXECUTION COPY

ASSIGNMENT AND ASSUMPTION AGREEMENT

FOR NON-U.S. ASSIGNEES

        This ASSIGNMENT AND ASSUMPTION AGREEMENT (the "Agreement") is made and entered into as of the 20th day of December, 2011 by and among AQUILINE CAPITAL PARTNERS LLC, a Delaware limited liability company (the "Assignor"), VALIDUS REINSURANCE, LTD., a reinsurance company organized under the laws of Bermuda (the "Assignee"), and AQUILINE CAPITAL PARTNERS II GP (OFFSHORE) LTD., a Cayman Islands company limited by shares (the "General Partner").

        WHEREAS the Assignor is a Limited Partner of Aquiline Financial Services Fund II L.P., a Cayman Islands exempted limited partnership (the "Partnership"), pursuant to the Amended and Restated Limited Partnership Agreement dated July 2, 2010, as amended by Amendment No. 1 thereto dated February 14, 2011 and Amendment No. 2 thereto dated May 31, 2011 (the "Partnership Agreement"), among the General Partner and the additional parties, including the Assignor, admitted to the Partnership as Limited Partners;

        WHEREAS the Assignor desires to transfer and assign 100% of its interest in the Partnership, representing a total Capital Commitment of $50,000,000 (the "Transferred Interest"), as a Limited Partner in the Partnership to the Assignee; and

        WHEREAS the Assignee has agreed to acquire the Transferred Interest and to become a party to and be bound by the terms of the Partnership Agreement and to be admitted to the Partnership as a Substituted Limited Partner with respect to the Transferred Interest as provided in the Partnership Agreement;

        NOW, THEREFORE, in consideration of the mutual covenants and agreements herein made and intending to be legally bound, the parties hereto hereby agree as follows:

          1.     Capitalized terms used herein which are not herein defined shall have the meanings set forth in the Partnership Agreement.

          2.     In consideration of the payment by the Assignee of $853,859.00 (the "Purchase Price"), the Assignor hereby assigns to the Assignee all its rights and interests as a Limited Partner in the Partnership with respect to the Transferred Interest, including all amounts due and to become due to the Assignor with respect thereto. The Assignee agrees to make payment of the Purchase Price to the Assignor on the date hereof by wire transfer of immediately available funds to the account and in accordance with the instructions set forth on Schedule I.2 hereto.

          3.     The Assignee hereby assumes, and agrees to pay and perform, all unperformed obligations of the Assignor under and pursuant to the Partnership Agreement relating to the Transferred Interest, including, for the avoidance of doubt, the Outstanding Capital Contributions (defined below). The Assignee agrees that by virtue of executing and delivering this Agreement, the Assignee will become a party to the Partnership Agreement in respect of the Transferred Interest (and will be deemed to have been admitted to the Partnership as a Substituted Limited Partner with respect thereto and to have executed and delivered a counterpart to the Partnership Agreement) and the Assignee hereby accepts and agrees to be bound by all of the terms and provisions of the Partnership Agreement, including, without limitation, appointment of the General Partner as attorney-in-fact of the Assignee under the Partnership Agreement.

          4.     All the parties hereto agree that as a result of the assignments and assumptions hereunder, for purposes of the Partnership Agreement, the Assignee shall be a Substituted Limited Partner of the Partnership, in respect of the Transferred Interest. The General Partner acknowledges that, based on the representations and warranties made by the Assignor and the Assignee herein and in the Assignee Questionnaire attached hereto as Exhibit A (including Annex 1 thereto), all requirements and conditions for the transfer of the Transferred Interest and the admission of the Assignee as a Substituted Limited Partner in the Partnership have been satisfied or otherwise waived.

          5.     The Assignee agrees to make payment of $467,559.00 (the "Outstanding Capital Contributions") to the Partnership on the date hereof by wire transfer of immediately available funds to the account and in accordance with the instructions set forth on Schedule I.5 hereto.

          6.     The Assignor and the Assignee each hereby represent and warrant that (i) the assignment of the Transferred Interest made hereby is in accordance with all applicable laws and regulations and (ii) this Agreement constitutes its legal, valid and binding agreement, enforceable against it in accordance with its terms. The Assignee hereby makes the representations, warranties and agreements set forth in the Assignee Questionnaire attached hereto as Exhibit A (including Annex 1 thereto), which is incorporated herein by reference and forms a part of this Agreement. The Assignor represents and warrants that (i) it is the record, legal and beneficial owner of, and has good title to, the Transferred Interest and has full right, power and authority to enter into this Agreement and to transfer and assign the Transferred Interest in accordance with the terms of the Partnership Agreement, (ii) the Transferred Interest is being transferred to the Assignee free and clear of any pledge, lien, security interest, encumbrance, claim or equity, other than in respect of the Unpaid Capital Commitment and other obligations set forth in the Partnership Agreement, (iii) there are no legal, regulatory or other actions or proceedings, either real or threatened, against the Assignor that could interfere with the Assignor's ability to perform fully under this Agreement or the assignment contemplated hereby, (iv) there are no other outstanding agreements to which the Assignor is a party that would affect its performance under this Agreement or the assignment contemplated hereby and (v) the transfer of the Transferred Interest (or any interest therein) to the Assignee is not occurring on or through an "established securities market" or a "secondary market or the substantial equivalent thereof," as such terms are used in Section 1.7704-1 of the United States Treasury Regulations.

          7.     To the fullest extent permitted by law, the Assignee agrees to indemnify and hold harmless the Partnership, the General Partner and each Limited Partner, including their respective affiliates and their respective directors, officers, employees, partners, members, shareholders, agents and representatives, from and against any loss, damage or liability due to or arising out of a breach of any representation, warranty or agreement of the Assignee contained in this Agreement (including the Assignee Questionnaire), in any other document provided by the Assignee to the Partnership or in any agreement (other than the Partnership Agreement) executed by the Assignee with the Partnership or the General Partner in connection with the Assignee's investment in the Transferred Interest (which in no way includes documents or other agreements executed by the General Partner utilizing the power of attorney set forth in this Agreement or in the Partnership Agreement).

          8.     The Assignee by executing this Agreement hereby appoints the General Partner, with full power of substitution, as the Assignee's true and lawful representative and attorney-in-fact, and agent of the Assignee, to execute, acknowledge, verify, swear to, deliver, record and file, in the Assignee's name, place and stead, the Partnership Agreement, any amendments to the Partnership Agreement (approved in accordance therewith), or any other agreement or instrument which the General Partner deems appropriate to admit the Assignee as a Limited Partner of the Partnership. To the fullest extent permitted by law, this power of attorney is coupled with an interest, is irrevocable and shall survive, and shall not be affected by, the subsequent death, disability, incapacity, incompetency, termination, bankruptcy, insolvency or dissolution of the Assignee. The Assignee acknowledges and agrees that under the terms of the Partnership Agreement, each Limited Partner grants a further power of attorney to the General Partner as provided for therein.

          9.     The General Partner hereby waives the opinion requirements provided for by Section 11.3(b) of the Partnership Agreement and consents to (i) the assignment of the Transferred

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  Interest to the Assignee and (ii) the substitution of the Assignee as a Substituted Limited Partner in the Partnership in the stead of the Assignor with respect to the Transferred Interest.

          10.   The Assignee acknowledges and agrees that the Partnership, the General Partner, the Manager, their affiliates and their respective directors, officers, employees, partners, members, shareholders and agents (collectively, the "Partnership Sponsor") expressly disclaims any and all liability, and shall have no liability whatsoever, for representations or warranties, express or implied, contained in, or for omissions from, any written or oral information made available by the Partnership Sponsor to Assignee or in connection with the transactions contemplated by this Agreement. The Assignee expressly acknowledges that it is not relying upon any information, representation or warranty by the Partnership Sponsor in determining to purchase the Transferred Interest and that the Partnership Sponsor has not made any representations or warranties to the Assignee in connection therewith. The Assignee acknowledges that it has, independently and without reliance upon the Partnership Sponsor, and based on such documents and information as the Assignee has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition, investment merits and consequences of its purchase of the Transferred Interest and made its own decision with respect to its purchase of the Transferred Interest. The Assignee represents that it has consulted to the extent deemed appropriate by it with its own advisers as to the financial, tax, legal and related matters concerning a purchase of the Transferred Interest and on that basis understands the financial, legal, tax and related consequences of a purchase of the Transferred Interest, and believes that a purchase of the Transferred Interest is suitable and appropriate for it. The Assignee acknowledges that the Partnership Sponsor has confidential information relating to the Partnership and its investments that has not been disclosed to the Assignee and that notwithstanding such non-disclosure the Assignee has received information deemed by it to be sufficient to allow it to make an independent and informed decision with respect to its purchase of the Transferred Interest.

          11.   The Assignor hereby agrees to promptly provide the Partnership with such information on the Assignor's loss (if any) upon its transfer of the Transferred Interest and any other information as the Partnership may reasonably request and is necessary to permit the Partnership and its partners to comply with the requirements of Section 743(e) of the Internal Revenue Code of 1986, as the same may be amended from time to time.

          12.   This Agreement may be executed in several counterparts, all of which will together constitute a single agreement among the parties. This Agreement will be governed by, and construed in accordance with, the laws of the State of New York and the parties hereto submit to the non-exclusive jurisdiction of the State of New York.

          13.   The Assignee understands that the information provided herein (and in the Assignee Questionnaire) will be relied upon by the Partnership for the purpose of determining the eligibility of the Assignee to purchase the Transferred Interest in the Partnership. The Assignee agrees to provide to the Partnership, if requested, any additional information that may reasonably be required to determine the eligibility of the Assignee to purchase the Transferred Interest.

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        IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

THE ASSIGNOR
AQUILINE CAPITAL PARTNERS LLC
By:	/s/ GEOFFREY O. KALISH
Name: Geoffrey O. Kalish Title: Authorized Person
THE ASSIGNEE
VALIDUS REINSURANCE, LTD.
By:	/s/ JOSEPH E. (JEFF) CONSOLINO
Name: Joseph E. (Jeff) Consolino Title: Director
THE GENERAL PARTNER
AQUILINE CAPITAL PARTNERS II GP (OFFSHORE) LTD.
By:	/s/ GEOFFREY O. KALISH
Name: Geoffrey O. Kalish Title: Authorized Person

[Signature Page to Assignment and Assumption Agreement]

ASSIGNOR ACKNOWLEDGMENT

State of	)
):ss:
County of	)

        The undersigned hereby acknowledges that as of the    day of                        2011 there did appear before him/her the forenamed who, being duly sworn, did depose and acknowledge, that he/she is a                                    of                                 , the Assignor, and, as such, did execute the foregoing Assignment and Assumption Agreement for the uses and purposes therein stated, being thereunto duly authorized.

Notary Public

ASSIGNEE ACKNOWLEDGMENT

State of	)
):ss:
County of	)

        The undersigned hereby acknowledges that as of the            day of                        2011 there did appear before him/her the forenamed who, being duly sworn, did depose and acknowledge, that he/she is a                                    of                                     , the Assignee, and, as such, did execute the foregoing Assignment and Assumption Agreement for the uses and purposes therein stated, being thereunto duly authorized.

Notary Public

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  Exhibit 10.49
  EXECUTION COPY
ASSIGNMENT AND ASSUMPTION AGREEMENT FOR NON-U.S. ASSIGNEES